Exhibit 99.7

DAVID JASINOVER, on behalf of himself        )   IN THE CIRCUIT COURT
and all others similarly situated,           )
                                             )   FOR
Plaintiff(s),                                )
                                             )   HOWARD COUNTY
vs.                                          )
                                             )
The ROUSE COMPANY,                           )
A Maryland Corporation,                      )   Case No. 13c-04-59594
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
Serve on Resident Agent                      )
CSC Lawyers Incorporating Service Co.        )
11 East Chase Street                         )
Baltimore, MD 21202                          )
                                             )
GENERAL GROWTH PROPERTIES, INC.              )
110 North Wacker Drive                       )
Chicago, IL 60606                            )
                                             )
ANTHONY W. DEERING,                          )
c/o THE ROUSE COMPANY                        )
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
PLATT W. DAVID, III,                         )
c/o THE ROUSE COMPANY                        )
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
DAVID H. BENSON,                             )
c/o THE ROUSE COMPANY                        )
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
JOHN G. SCHREIBER                            )
c/o THE ROUSE COMPANY                        )
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
BERT N. MITCHELL                             )
c/o THE ROUSE COMPANY                        )
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
JEREMIAH E. CASEY                            )
c/o THE ROUSE COMPANY                        )
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
ROGER W. SCHIPKE                             )
c/o THE ROUSE COMPANY                        )
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
ROHIT M. DESAI                               )
c/o THE ROUSE COMPANY                        )
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
BRUCE W. DUNCAN                              )
c/o THE ROUSE COMPANY                        )
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
JUANITA T. JAMES                             )
c/o THE ROUSE COMPANY                        )
10275 Little Patuxent Parkway                )
Columbia, Maryland 21044                     )
                                             )
Defendant(s).                                )

           MOTION FOR TEMPORARY RESTRAINING ORDER OR PRELIMINARY
            INJUNCTION AND MEMORANDUM OF LAW IN SUPPORT THEREOF
            ---------------------------------------------------

I. INTRODUCTION

     Upon the pleadings filed herein, Plaintiff David Jasinover ("Plaintiff"), by and through his undersigned counsel, respectfully moves this Court pursuant to Maryland Rule 15-501, et seq. for a temporary restraining order or preliminary injunction enjoining defendants from holding a special shareholder meeting on November 9, 2004 where the common stockholders of The Rouse Company ("Rouse" or the "Company") are to vote on a merger (the "Merger") entered into between Rouse and General Growth Properties, Inc. ("GGP").(1) This TRO is absolutely necessary for two fundamental reasons.

     FIRST, Rouse stockholders have not been provided with full and complete information in the definitive proxy statement (the "Definitive Proxy") filed by the Company with the Securities and Exchange Commission ("SEC") on October 12, 2004.(2) To the contrary, the defendants here have failed to disclose, among other things, critically important information concerning the bidding process the Company undertook prior to agreeing to the Merger with GGP, and important information concerning the Board's financial advisors' valuation analyses, all of which are necessary for the Rouse shareholders to make an informed vote at the shareholder meeting.

     SECOND, the Board of Directors of Rouse improperly ceded control over the bidding process for the Company to defendant Deering in favor of Deering's and the Baord's favored bidder, GGP, and skewed the bidding process in favor of GGP by preventing at least two other interested companies from effectively participating in the process. As a result, the Rouse Board did not - as the law requires - uphold their fiduciary obligations to maximize shareholder value.

     Accordingly, in order to ensure that the Rouse shareholders are provided with all material information concerning the merger to make an informed decision as to how to vote their shares, and to force the Rouse Board to uphold their fiduciary obligations to maximize shareholder value, a temporary restraining order enjoining the upcoming shareholder vote is critical, and this motion should be granted.

-------------------------

(1) Defendants in this action are Rouse, GGPI, and the members of the Rouse Board of Directors - Anthony W. Deering ("Deering"), Platt W. Davis, David
H. Benson, John G. Schreiber,  Bruce W. Duncan, Bert N. Mitchell,  Jeremiah
E. Casey, Roger W. Schipke, Rohit M. Desai, and Juanita T. James (collectively, the "Individual Defendants" or the "Board").

(2) A copy of the Definitive Proxy is attached as Exhibit A, filed contemporaneously herewith.

II. STATEMENT OF FACTS

    A. BACKGROUND OF THE MERGER(3)

     In early June 2004, defendant Deering - Rouse's chairman, president and CEO - was approached by the CEO of a company referred to in the Definitive Proxy as "Company A," who proposed to Deering that Rouse should consider being acquired by Company A. Although the CEO of Company A indicated a price range for an acquisition of Rouse, the Definitive Proxy is silent on the range. Thereafter, and apparently without informing the Rouse Board of Company A's offer, Deering unilaterally determined that Company A's offer was "unacceptable," and decided - also unilaterally - to not pursue further discussions with Company A.

     Later that month, Company A's CEO again approached defendant Deering - on two separate occasions - and brought up the possibility of a sale transaction between Company A and Rouse. However, in light of the fact that Company A would not increase his price range for the purchase of Rouse, Deering, without the Board's input, rebuffed Company A again.

     Following these discussions with Company A, the Board resolved to consider a formal bidding process for the Company, and engaged two financial advisors and a legal advisor to assist and advise the Board on the process. After these advisors were retained, defendant Deering, along with other members of Rouse's senior management, instructed the Board's financial advisors to contact ONLY TWO possible bidders for the Company - GGP and a company referred to in the Definitive Proxy as "Company B." Inexplicably, Company A was NEVER contacted to participate in the bidding process, and the Definitive Proxy fails to disclose why this occurred except to state that

-------------------------

(3) The following information comes directly from the Definitive Proxy filed by Rouse.

the Board believed that "GGP and Company B were the companies most likely to consummate a transaction within a price range acceptable to Rouse."

     Between July and August 2004, both GGP and Company B conducted limited due diligence and had multiple conversations with Rouse's management team about the possible price range for the Company. During these conversations, defendant Deering indicated that he believed a fair price for Rouse was in the range of $70-$75 per share. Meanwhile, Company B's CEO informed Deering that Company B may be interested in paying as much as $70 per share for Rouse. GGP, on the other hand, informed Deering that GGP's price range for Rouse was in $65-$70 per share.

     In late July 2004, the Rouse Board resolved to continue exclusive negotiations with GGP and Company B. Again, Company A was left completely out of the process, and, in fact, had no idea that Rouse was even considering accepting bids for the purchase of the Company. In addition, Deering and other members of Rouse's management team determined that August 16, 2004 should be a target date for the completion of the sale process.

     In early August 2004, confidentiality agreements were negotiated between Rouse and both GGP and Company B. During the negotiation process, defendant Deering not only reiterated that $70-$75 per share was indicative of the range of values Rouse might find acceptable, but also informed the bidders that an offer of $75 per share would be considered "preemptive."

     On August 12, Company B's CEO met with defendant Deering about his concerns over management's August 16, 2004 deadline for the completion of the sale process. Specifically, Company B's CEO advised Deering that, given the size of the transaction and the requirement that the bidder have fully committed financing in place at the time of executing the acquisition agreement, Company B would not be in a position to enter into a definitive agreement until August 23 or August 24.

     Also on August 12, 2004, Deering spoke with GGP's CFO, who advised that GGP could be ready to submit a definitive acquisition proposal as early as August 16, but would not do so without a commitment that Rouse's board would be in a position to respond to its proposal within 12 hours. In addition, GGP's CFO stated that GGP would not submit a mark-up of the draft merger agreement until GGP was informed of the deadline for the submission of bids.

     That same evening, counsel for Rouse spoke with Company B's outside counsel to clarify Company B's position concerning timing. Counsel to Company B confirmed that Company B WOULD BE IN A BETTER POSITION TO MAKE AN UNCONDITIONAL BID IF THE BID PROCESS WERE EXTENDED FOR AN ADDITIONAL WEEK.

     On August 13, Deering received a telephone call from the CEO of Company A, who evidently had learned that Rouse was considering bids for the purchase of the Company, but had not invited Company A to participate. In the course of that call, Company A's CEO reiterated that Company A REMAINED INTERESTED IN A POSSIBLE SALE TRANSACTION. Nonetheless, Deering did not invite Company A to participate in the bidding process with GGP and Company B. The purpose of such a decision remains a complete mystery to Plaintiff and the other Rouse shareholders.

     That day, counsel to Company B again indicated that Company B would NEED ADDITIONAL TIME to be in a position to meet Rouse's price expectations and to deliver an all-cash proposal that was firmly committed with respect to financing. In addition, GGP agreed to deliver a mark-up of the merger agreement to counsel for Rouse on August 15, and further confirmed that GGP could be ready to submit a definitive acquisition proposal as early as August 16, but would not do so without a commitment that the board would be in a position to respond to its proposal within 12 hours.

     In the evening of August 13, Deering again spoke to the CEO of Company B, who indicated that Company B now believed that it could submit a bid BY THE MORNING OF AUGUST 18, but would not be in a position to execute a definitive agreement until it had completed certain related financing arrangements.

     On August 16, members of Rouse management had a teleconference with representatives of the Company's legal and financial team to review the status of discussions with each of GGP and Company B. Following this discussion, Rouse scheduled a board meeting for August 19 to discuss proposals from Company B and GGP. In addition, Deering also had a teleconference with the CEO of Company B who informed him that Company B now believed it could be in a position to SIGN A BINDING AGREEMENT WITH NO FINANCING CONTINGENCY ON AUGUST 20.

     Nevertheless, on August 17 -- despite knowing full well that Company B needed until August 20 to be in a position to make a final bid and sign a definitive merger agreement -- Deering and other members of his team determined to set a FINAL BID DEADLINE OF AUGUST 19, and had Rouse's counsel distribute a bid procedures letter to Company B and GGP, which stated that FINAL DRAFTS OF THEIR RESPECTIVE MERGER AGREEMENTS WOULD BE DUE NO LATER THAN 4:30 P.M. ON AUGUST 18 AND THAT BID PROPOSALS WOULD BE DUE BY 4:30 P.M. ON AUGUST 19. The Definitive Proxy provides no explanation as to why the Board did not provide Company B the one additional day it requested.

     On August 18, as a direct result of Rouse's refusal to extend the deadline for submission of final bids by ONE DAY, the chairman of Company B informed defendant Deering that Company B intended to withdraw from the sale process.

     In the afternoon of August 18, the CEO of Company A called Deering, informed him that he was aware that Rouse was in discussions concerning a possible sale of the Company, and AGAIN reiterated Company A's interest in acquiring Rouse. Remarkably, after intentionally leaving Company A out of the mix for the entire bidding process, Deering belatedly offered to provide Company A with drafts of a proposed merger agreement and offered to make management of Rouse available for a meeting with Company A on August 19 - the deadline for submission of final bids pursuant to Rouse's bid procedures letter. Company A's CEO also informed one of Rouse's financial advisors that it desired to participate in any process for the sale of Rouse, and indicated that, IF COMPANY A WERE GIVEN THE SAME ACCESS TO INFORMATION AND TIME FOR EVALUATION AS OTHER BIDDERS, HE BELIEVED THAT COMPANY A MIGHT BE ABLE TO OFFER A PRICE WITHIN THE RANGE OF APPROXIMATELY $65 TO $70 PER SHARE.

     Also in the afternoon of August 18, counsel to Company B called Rouse's counsel and advised that, although company B did not intend to submit a bid on August 19, Company B intended to submit a revised draft merger agreement, and further stated that Company B REMAINED FIRMLY COMMITTED TO A TRANSACTION WITH ROUSE.

     On August 19, THE DEADLINE FOR SUBMISSION OF FINAL BIDS, Rouse's counsel distributed forms of draft merger agreements to Company A. In addition, Company B's chairman sent a telling letter to Deering explaining that Company B would not be submitting a proposal on August 19. The letter read, in part, as follows:

          I wanted to call you today to tell you where we are in the offer process but I understand that given the formalities of the process I am required to submit this letter to you ... Rouse has developed an impressive portfolio of premier shopping centers and our review over the past weeks has reconfirmed our view that an acquisition of your shopping center business would be an excellent  addition to our business  ....  HOWEVER,  IN THE SHORT
          TIME AVAILABLE TO US, WE HAVE NOT BEEN ABLE TO GET COMPLETELY COMFORTABLE WITH THE LAND BUSINESS OR HOW TO APPROPRIATELY VALUE IT FOR PURPOSES OF MAKING OUR OFFER. IT IS SIMPLY NOT A BUSINESS WITH WHICH WE ARE FAMILIAR OR WHICH WE CAN PROPERLY EVALUATE ON AN ACCELERATED TIME FRAME.

          We have worked day and night over the past several weeks to try to meet your schedule. WE TOLD YOU AT THE BEGINNING OF THE PROCESS THAT WE WERE CONCERNED ABOUT HOW SHORT THE EVALUATION PERIOD WAS. Despite our BEST efforts, the compressed time period for the process and the restriction on talking to investors did not give us the opportunity to get comfortable enough to make an unconditional all cash offer for Rouse today.

          I WANT YOU AND YOUR BOARD TO KNOW THAT WE ARE STILL PREPARED TO MOVE FORWARD WITH AN UNCONDITIONAL ALL CASH OFFER FOR ROUSE AFTER FURTHER DISCUSSIONS AND, WITH YOUR APPROVAL, THE ABILITY TO TALK TO POTENTIAL INVESTORS. We are working with prominent financial institutions and ARE CONFIDENT THAT IF WE ARE PROVIDED ANOTHER WEEK, WE WOULD BE ABLE TO MAKE AN ALL CASH OFFER THAT WOULD DELIVER A SUBSTANTIAL PREMIUM TO YOUR SHAREHOLDERS.

                                   * * *

          Tony,  you know that our interest is sincere and that we are very serious. You know that while I have important  obligations .... I am prepared to come to New York to meet with you. I HOPE YOU AND YOUR BOARD WILL GIVE US THE OPPORTUNITY WE ARE REQUESTING.

     Also on August 19, the CEO of Company A informed Deering and Rouse's counsel that Company A was interested in making a proposal BUT COULD NOT SUBMIT A BID ON THAT DAY, and needed a range of time, from a few days to a few weeks, to be in a position to submit a bid. COMPANY A SPECIFICALLY REQUESTED THAT ROUSE DELAY THE SALE PROCESS or, at a minimum, limit any termination fee payable under a merger agreement so that Company A would have an opportunity to make an intervening bid.

     Notwithstanding Company A's and Company B's continued strong interest in purchasing Rouse, at approximately 5:00 p.m. on August 19, defendant Deering informed GGP that, "If GGP had an aggressive and attractive price, Rouse's board would be prepared to act quickly."

     Fifteen minutes later, at approximately 5:15 p.m., Company A's CEO sent a letter to Deering AGAIN indicating that Company A would be willing to work toward a firm proposal to acquire Rouse. The letter read, in part, as follows:

          I enjoyed our dinner in June where we discussed our interest in a possible acquisition of The Rouse Company by [Company A]. Unfortunately, as we discussed that evening, your expectations then were, candidly, too high. I NOW UNDERSTAND THAT YOU ARE CONDUCTING AN AUCTION FOR THE POSSIBLE SALE OF THE COMPANY. I AM SURE YOU AGREE THAT IT IS IN YOUR INTERESTS AND THOSE OF YOUR SHAREHOLDERS TO OBTAIN THE BEST POSSIBLE PRICE FOR THE COMPANY. TO THAT END, [COMPANY A] SHOULD BE GIVEN A FULL AND FAIR OPPORTUNITY TO PARTICIPATE. I BELIEVE THAT IT WOULD BE
          INAPPROPRIATE  FOR THIS  AUCTION TO NOT INCLUDE  [COMPANY  A]....
          DURING OUR CONVERSATION LAST EVENING, YOU MENTIONED THAT [COMPANY A] WAS FREE TO ENTER A BID FOR ROUSE BUT THAT FINAL BIDS WERE DUE THIS FRIDAY AND THAT ANY [COMPANY A] BID WAS REQUIRED TO BE FULLY FINANCED AND ALL CASH.

          WE WILL NOT BE ABLE TO, NOR DO WE BELIEVE IT IS REASONABLE TO EXPECT US TO BE ABLE TO, MAKE A BID FOR ROUSE IN LESS THAN 48 HOURS, ESPECIALLY WHEN WE HAVE NOT HAD THE OPPORTUNITY TO CONDUCT ANY FINANCIAL OR LEGAL DUE DILIGENCE, AND BE ON A LEVEL PLAYING FIELD WITH THE OTHER PARTICIPANTS. HOWEVER, WE ARE WILLING TO COMMIT IMMEDIATELY TO COMMENCE DUE DILIGENCE AND WOULD EXPECT TO BE IN A POSITION TO SUBMIT A BID PROMPTLY AFTER COMPLETION OF OUR WORK.

          WE URGE THAT YOU DO NOT ENTER INTO A SALE AGREEMENT WITH A THIRD PARTY PRIOR TO [COMPANY A] BEING PROVIDED A REASONABLE OPPORTUNITY TO SUBMIT A BID, PARTICULARLY IF, PRIOR TO COMPLETION OF A FULL AUCTION PROCESS, THIS SALE AGREEMENT WERE TO PROVIDE FOR A TERMINATION OR A BREAK-UP FEE. We anticipate that any offer made by [Company A] would be all cash, and we are prepared to promptly negotiate a definitive agreement without a financial contingency.

                                   * * *

          WE BELIEVE THAT A TRANSACTION BETWEEN [COMPANY A] AND ROUSE IS COMPELLING, AND MOST IMPORTANTLY, SHOULD PRODUCE SUBSTANTIAL AND IMMEDIATE VALUE FOR YOUR SHAREHOLDERS... WE HAVE A TEAM IN PLACE THAT IS PREPARED IMMEDIATELY TO BEGIN DUE DILIGENCE. I LOOK FORWARD TO HEARING FROM YOU.

     At approximately 11:00 p.m. on August 19, GGP delivered a formal bid for Rouse, offering to purchase each outstanding share of Rouse common stock for $67.50 in cash. After being advised by their financial advisors that GGP's offer was fair, from a financial point of view, to the Rouse shareholders, Rouse and GGP executed the definitive merger agreement.
Neither Company A nor Company B were ever provided with a sufficient opportunity to make a competing bid, nor did the Rouse Board inquire of either of these interested parties whether they could make a superior offer to GGP's offer.

     B. THE MERGER IS ANNOUNCED

     The Rouse/GGP merger was announced on August 20, 2004, when it was reported that Rouse had agreed to merge with GGP in a transaction then valued at $7.22 billion. Pursuant to the Merger, Rouse common stockholders will receive $67.50 for each share of Rouse common stock they own.

     Subsequent to the announcement of the Merger, two lawsuits were filed challenging the fairness of the Merger - one in Illinois Chancery Court, where GGP is headquartered, and the present action. Both actions sought, inter alia, to enjoin the Merger and require the Rouse Board to uphold their fiduciary duties under Maryland law to the Company's shareholders.

     On September 7, 2004, Rouse filed a preliminary proxy statement with the SEC (the "Preliminary Proxy"), where the Company and its Board first disclosed to the public the background of the Merger, including the process employed by the Rouse Board that culminated in the execution of the Agreement and Plan of Merger between and among Rouse and GGP dated August 19, 2004 (the "Merger Agreement").

     Even a cursory review of the Preliminary Proxy demonstrated to any objective reader that the Board did not uphold their fiduciary duty to maximize shareholder value, but, rather, inhibited it. Specifically, according to the Preliminary Proxy -- which is REPEATED in the Definitive Proxy at issue here - the Rouse Board:

          o Refused to invite a clearly interested party - Company A - to the private bidding process;

          o Refused to grant Company A a reasonable amount of time to conduct even limited due diligence to enable Company A to make a bid for the Company once Company A learned - on its own - that the Rouse Board was accepting bids;

          o Refused to extend the date for the submission of final bids by a mere ONE DAY to enable Company B, another interested party, the ability to make a firm offer without a financing contingency, as the Board had wanted; and

          o Gave their favored bidder GGP unfair preferential treatment in the bidding process by informing GGP that, regardless of whether superior offers were made by Company A or Company B, Rouse's Board "would be prepared to act quickly" if GGP submitted an aggressive and attractive price.

     Each of the aforementioned facts clearly had the effect of inhibiting the maximization of shareholder value, and, thus, resulted in a violation of the Board's fiduciary duties to the Rouse shareholders, Indeed, but for the conduct of the Board, TWO OTHER INTERESTED PARTIES would have had the ability to make a potentially superior offer for the Company. Alas, the Rouse Board improperly pushed Company A and Company B away because the Board favored a deal with GGP, and the stockholders were prevented from maximizing the value of their shares.

     In addition, upon review of the Preliminary Proxy, Plaintiff and his counsel were immediately troubled by the lack of material information provided to the Rouse shareholders concerning the Merger. In particular, the Preliminary Proxy failed to disclose critical information concerning the Board's inhibition of other interested parties from making a bid for the Company, such as:

          o    Why  the  Rouse  Board  refused  to  invite   Company  A  to
               participate in the bidding process when it knew that Company A was interested in merging with Rouse;

          o Why the Board did not provide Company A with a sufficient opportunity to conduct the due diligence necessary in order to make a formal bid for the Company;

          o Why defendant Deering: (a) did not advise the other members of the Board of Company A's initial proposal to merge with the Company in June 2004; and (b) did not ask Company A to improve on its so called "unacceptable" offer;

          o Why Rouse's senior management only instructed its financial advisors to contact GGP and Company B to inquire of their interest in making a bid for Rouse, and left Company A completely out of the mix;

          o When the Board first learned that Company A was still interested in pursuing a transaction with Rouse;

          o What the substance of the conversations between Deering and Company A was prior to August 12;

          o Why the Board decided that it could not wait one additional day to accept final bids (i.e., extend the final bid deadline from August 19 to August 20), after Company B stated on August 16 that it would be in a position to sign a binding agreement with no financing contingency on August 20;

          o Why Deering informed GGP on August 19 that Rouse's Board "would be prepared to act quickly" if GGP submitted an aggressive and attractive price when the Board knew that both Company A and Company B were still interested in pursuing a transaction with Rouse; and

          o Why Defendants took the extraordinary and highly-unusual step of retaining two different financial advisors at an extremely high cost to the Company.

     Moreover, the Preliminary Proxy also left Rouse's shareholders in the dark concerning the financial analyses conducted by the Board's two financial advisors - Deutsche Bank Securities Inc. ("Deutsche Bank"), and Goldman, Sachs & Co. ("Goldman Sachs"), including, inter alia:

          o Rouse's management's forecasted financial results (i. e., projections), utilized by Deutsche Bank and Goldman Sachs' in their discounted cash flow analyses, to show how much growth Rouse expects to achieve in the coming years; and

          o    Company-by-company and transaction-by-transaction details in
               the  financial   advisors'  selected   companies,   selected
               transactions, and premiums paid analyses.(4)

-------------------------

(4) Also of concern was the fact that defendants failed to disclose the reason why Goldman Sachs was even selected as one of the Board's financial advisors in light of Goldman Sachs' PRIOR AND FUTURE WORK for GGP.

     Defendants were on notice that Plaintiff believed the information contained in the Preliminary Proxy failed to provide sufficient material information about the process and the financial advisors' valuation analyses in order for stockholders to properly assess the Merger. Nevertheless, on October 12, 2004, defendants filed the Definitive Proxy with the SEC and mailed the Definitive Proxy to the Rouse shareholders that DID NOT cure the deficiencies enumerated above. As a result, Plaintiff and the other Rouse shareholders are left to guess at why the Rouse Board took the improper actions it did with respect to Company A and Company B, and are left to speculate as to whether the price offered them in the Merger is fair.

     Accordingly, Plaintiff hereby requests a TRO or preliminary injunction enjoining the vote scheduled to be held on November 9, 2004 by Rouse stockholders.

III. ARGUMENT

     A. THE APPLICABLE STANDARDS

     Maryland courts apply the following four-part test in determining whether to grant a motion for a preliminary injunction:(5)

               1. the likelihood that plaintiff will succeed on the merits;

               2. whether plaintiff has an adequate remedy at law or will be irreparably harmed if the injunction is not issued;

-------------------------

(5) If this Court treats the matter as a request for temporary restraining order, the standard, as set forth in Rule 15-504, is whether "it clearly appears from specific facts shown by affidavit or other statement under oath that immediate, substantial, and irreparable harm will result to the person seeking the order before a full adversary hearing can be held in the propriety of a preliminary or final injunction."

               3. the "balance of convenience," determined by whether the harm to the plaintiff if the injunction is not granted outweighs the harm to the defendant if the injunction is granted; and

               4. the injunction will not harm the public interest.

Fogle v. H&G Restaurant, Inc., 337 Md. 441,455-56 (1995) (quoting Dep't of Transp. v. Armacost, 299 Md. 392,404-05 (1984)); State Dept of Health & Mental Hygiene v. Baltimore Cty., 281 Md. 548,554-57 (1977).

     As the Court of Appeals  made clear in Lerner v.  Lerner,  306 Md. 771
(1986), a court, when evaluating the above factors, should not view each of them in isolation and require a plaintiff to prove each of them like "a plaintiff in a tort action (must] prove each of the elements of a tort." Id. at 776. Rather, the court weighs all factors together in deciding whether to grant injunctive relief. Thus, for example, the "importance of probability of success increases as the probability of irreparable injury diminishes." Id. at 784. The Lerner Court termed this test the "balance of hardship test," stating:

          WHERE THE QUESTIONS PRESENTED BY AN APPLICATION FOR AN INTERLOCUTORY INJUNCTION ARE GRAVE, AND THE INJURY TO THE MOVING PARTY WILL BE CERTAIN AND IRREPARABLE, IF THE APPLICATION BE DENIED AND THE FINAL DECREE BE IN HIS FAVOR, WHILE IF THE INJUNCTION BE GRANTED THE INJURY TO THE OPPOSING PARTY, EVEN IF THE FINAL DECREE BE IN HIS FAVOR, WILL BE INCONSIDERABLE, OR MAY BE ADEQUATELY INDEMNIFIED BY A BOND, THE INJUNCTION USUALLY WILL BE GRANTED.

Id.

     Application of the well accepted test for injunctive relief to the facts of this case demonstrates that a temporary restraining order or preliminary injunction should be granted. The record reflects that the defendants are committing a material breach of fiduciary duty and that, as a result, it is more than likely that Plaintiff will prevail on the merits. If Plaintiff's motion is denied, Rouse's public shareholders will be unfairly forced to determine whether to forever forego their ownership interest in the Company based upon incomplete information, and will effectively "rubber-stamp" the unlawful process employed by the Rouse Board in agreeing to merge with GGP. Plaintiff, as well as the proposed class of similarly-situated public shareholders, will suffer immediate, substantial, and irreparable harm if the shareholder vote is not enjoined.

     At the same time, if the Court issues a temporary restraining order or preliminary injunction, and later determines that it was mistaken (which is unlikely), the prejudice to defendants is virtually negligible.

     For these reasons, and for the reasons set forth below, Plaintiff's motion should be granted.

     B. PLAINTIFF IS LIKELY TO SUCCEED ON THE MERITS

     Plaintiff seeks an order of injunctive relief from the Court. Specifically, Plaintiff requests that the Court enjoin the Company's special shareholder meeting scheduled for November 9, 2004 until curative disclosures are made in the proxy materials and the Board agrees to consider bids from other interested parties. As set forth below, Plaintiffs claim for the requested relief is meritorious.

          1. DEFENDANTS HAVE BREACHED THEIR FIDUCIARY DUTY OF CANDOR

     It is a fundamental principle of corporate jurisprudence that stockholders are entitled to full and fair disclosure of all material information within the Board's control when it seeks shareholder action. See Lerner v. Lerner, 306 Md. 771, 511 A.2d 501(1986); Wilcom v. Wilcom, 66 Md. App, 84,95 (1986); see also Malone v. Brincat, 722 A.2d 5, 9 (Del.
1998); Stroud v. Grace, 606 A.2d 75, 84 (Del. 1992).(6) Indeed, directors of a publicly traded corporation are obligated to disclose with

-------------------------

(6) In situations where there is not a well-developed body of law within a state concerning corporate governance issues - such as here - courts of other states often consider the decisions of Delaware courts on matters of corporate governance to be highly instructive. In fact, Delaware's judiciary are recognized as specialists in the field of corporate law. See, e.g., Hudson v. Prime Retail, Inc., No. 24-C-03-5806, 2004 WL 1982383, at
*13 (Md. Cir. Ct., Baltimore City Apr. 1, 2004) ("Because of the paucity of Maryland law on the subject [of the duty of candor], the parties direct the Court's attention to Delaware's well-developed corporate law, so the Court will rely primarily on that body of law to resolve the nondisclosure allegations m this action"); see also Coggins v. New England Patriots Football Club, Inc., 397 Mass. 525, 532 n.10, 492 N.E.2d 1112 (Mass. 1986);
Bayberry Assocs. v. R. Lewis Jones,  1988 Tenn.  App. LEXIS 718, at *14 n.8
(1988) (citing Perl v. IU Int'l Corp., 607 P.2d 1036, 1046 (Haw. 1980)).

entire candor all material facts concerning a proposed merger so that public shareholders are able to make a fully informed decision. McMullin v. Beran, 765 A.2d 910, 917 (Del. 2000); Skeen v. JoAnn Stores, Inc., 750 A.2d 1170 (Del. 2000); Emerald Partners v. Berlin, 726 A.2d 1215,1223 (Del.
1999).

     The requirement that directors disclose to shareholders all material facts bearing upon a merger vote arises under the duties of care and loyalty. Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983). The essential inquiry is whether the alleged omission or misrepresentation is material. Malone, 722 A.2d at 15. Materiality, defined by a substantial body of Delaware corporate precedents, adopts the standard set forth by the United States Supreme Court in TSC Industries v. Northway, 426 U.S. 438, 96 S. Ct. 2126 (1976);

               AN OMITTED FACT IS MATERIAL IF THERE IS A SUBSTANTIAL LIKELIHOOD THAT A REASONABLE SHAREHOLDER WOULD CONSIDER IT IMPORTANT IN DECIDING HOW TO VOTE... IT DOES NOT REQUIRE PROOF OF A SUBSTANTIAL LIKELIHOOD THAT DISCLOSURE OF THE OMITTED FACT WOULD HAVE CAUSED THE REASONABLE INVESTOR TO CHANGE HIS VOTE. WHAT THE STANDARD DOES CONTEMPLATE IS A SHOWING OF A SUBSTANTIAL LIKELIHOOD THAT UNDER ALL THE CIRCUMSTANCES, THE OMITTED FACT WOULD HAVE ASSUMED ACTUAL SIGNIFICANCE IN THE DELIBERATIONS OF THE REASONABLE INVESTOR AS HAVING SIGNIFICANTLY ALTERED THE "TOTAL MIX" OF INFORMATION MADE AVAILABLE.

Linn v. VLI Corp., 621 A.2d 773, 779 (Del. 1993) (citing TSC, 426 U.S. at 449 and Rosenblatt v. Getty Oil Co., 493 A.2d 929, 944 (Del. 1985)); Malone, 722 A.2d at 12 & n.29.

     The TSC materiality standard is an objective one, measured from the point of view of the reasonable investor. It does not contemplate the a director, nor does it require that the revelation of the information would cause an investor to change his or her vote. Linn, 621 A.2d at 779. In short, the standard requires directors to provide stockholders all of the information which a reasonable stockholder "would consider important in deciding whether to sell or retain stock." Linn, 621 A.2d at 779 (citations omitted).

     Applying the foregoing principles to the facts in this litigation, there can be no question that the information sought by Plaintiff is both relevant and material to Rouse stockholders. FIRST, a reasonable investor would undoubtedly find it important why the Rouse Board ceded all control over the bidding process to Deering and permitted Deering to ensure that his favored bidder, GGP, won the bidding war with Company B. The Board owes the Rouse shareholders a detailed explanation as to why, inter alia, the Board did not permit Company B to have additional time to make a firm offer for the Company (FOR EVEN MERELY ONE DAY), when such an offer may have provided more value for the Rouse shareholders, and why Company A was not even invited to participate in the bidding process. In light of the fact that this information goes directly to the heart of whether the Rouse Board upheld their fiduciary obligation to maximize shareholder value, the failure to include this information in the Definitive Proxy was a breach of the Board's duty of candor to the shareholders.

     SECOND, defendants' failure to include critical financial information utilized by their financial advisors in their valuation analyses is a breach of their fiduciary duty of candor, and warrants a temporary halt to the Merger. This information includes nearly all of the supporting "back-up" information utilized by Deutsche Bank and Goldman Sachs in coming to a conclusion that the Merger was fair to the shareholders from a financial point of view (e.g., management's financial projections for the Company and the details of the comparables used by the banks). See, e.g., UOP, 457 A.2d at 712 (reversing dismissal of shareholder complaint on the ground that, inter alia, there was no disclosure of the circumstances surrounding the banker's "fairness opinion"); Erickson v. Centennial Beauregard Cellular, L.L.C., No. 19974, 2003 WL 1878583, at *6 (Del. Ch. Apr, 1l, 2003) (denying a motion to dismiss disclosure claims, and commenting that, "no information was provided related to ... any ... financial information that would permit a stockholder to perform even the most basic financial ratio analysis. Defendant's disclosures related to the valuation analysis were so sparse that the disclosure of the company's recent or historical financial statements would surely have altered the total mix of information in a significant manner"); Alidina v. Internet.com Corp., No. 17235, 2002 WL 31584292, at *9 (Del, Ch. Nov. 6, 2002) (denying motion to dismiss where "there was no attempt to provide the shareholders with a valuation of [the company], leaving them with no basis, other than [the banker's] own self-serving fairness opinion, to determine whether they were receiving adequate value for their stake in [the company]"). See also In re Pure Resources, Inc. S'holders Litig., 808 A.2d 421, 449 (Del. Ch.
2002) (adopting a "firm statement" that stockholders are entitled to the analyses performed by investment bankers, and noting that the "real informative value" is not the investment advisor's conclusion, but the analyses); In re Staples, Inc. S'holders Litig., 792 A.2d 934, 958 (Del.
Ch. 2001) (although not properly before the court, since additional disclosures had to be provided, defendants "urged" to include management's financial projections in the proxy statement).

     In sum, there are compelling reasons to believe that the merger with GGP may not be fair to the Rouse shareholders, including the fact that there are at least two other interested parties waiting in the wings. Absent the supplemental disclosures outlined here, Rouse stockholders will be forced to make an uninformed investment decision that will irrevocably alter their status as stockholders in the Company.

          2. DEFENDANTS HAVE BREACHED THEIR DUTY OF DUE CARE, GOOD FAITH AND LOYALTY BY FAILING TO MAXIMIZE SHAREHOLDER VALUE

     As the facts highlighted above demonstrate, the Rouse Board abdicated its role as representatives of the Rouse stockholders, ceded control over the bidding process to Deering, and took actions that had the effect of inhibiting the maximization of shareholder value. Such conduct is a violation of the Board's fiduciary duties of due care, good faith and loyalty to the shareholders.

     In Maryland, corporate directors must perform their duties (1) in good faith, (2) in a manner the director reasonably believes to be in the best interests of the corporation, and (3) with the care that an ordinarily prudent person in a like position would use under similar circumstances, Md. Code Ann. Corps. & Ass'ns ss. 2-405.1(a) (1999). In the context of mergers, Delaware law - upon which courts in other states often rely - imposes upon directors what have become known as "Revlon duties," after Revlon v. MacAndrews & Forbes Holdings, Inc., 506 A.2d 173, 182, (Del.
1985) ("Revlon"), requiring directors to attempt to secure the best merger terms available for stockholders after determining that a company will be sold. Maryland law appears to impose the same duty. Wittman v. Crooke, 120 Md. App. 369, 376-77 (1998).

     Indeed, as the Delaware Supreme Court has held, in a sale or break-up of the company, directors must "focus on one primary objective - to secure the transaction offering the best value reasonably available for the stockholders - and they must exercise their fiduciary duties to further that end." Paramount Comm. Inc. v. QVC Network, Inc., 637 A.2d 34, 44 (Del.
1994) ("QVC). "[T]he board must act in a neutral manner TO ENCOURAGE THE HIGHEST POSSIBLE PRICE for shareholders." Barkan v. Amsted Indus., 567 A.2d 1279, 1286 (Del. 1989) (emphasis added). "Having informed themselves of all material information reasonably available, the directors must decide which alternative is most likely to offer the best value reasonably available to the stockholders." QVC, 637 A.2d at 45.

     In Revlon, 506 A.2d at 173, for example, the Delaware Supreme Court held that once a breakup or sale of the company becomes inevitable, the directors role becomes that of "auctioneers charged with getting the best price for the stockholders at a sale of the company." Id. at 182. In such a case, tactics which frustrate or destroy rather than foster the maximization of shareholder value are impermissible. Id. at 185.

     The necessity of an "active" Board of Directors in a sale of the company was again articulated by the Delaware Supreme Court in the saliently analogous case of Mills Acquisition Co. v. MacMillan, Inc., 559 A.2d 1261(Del. 1989). In MacMillan, the court held that a sale process in which THE BOARD ABDICATES TO MANAGEMENT ITS ROLE ACTIVELY TO OVERSEE THE AUCTION PROCESS is subject to rigorous scrutiny under the entire fairness standard. Id. at 1279. Abdication of the Board's role to management is particularly injurious to shareholders where management treats bidders disparately and stifles rather than fosters bidding. The Delaware Supreme Court articulated the test for unequal treatment of competing bidders by a target company's board as follows:

          In the face of disparate treatment, the trial court must first examine whether the directors properly perceived that shareholder interests were enhanced. In any event, the board's action must be reasonable in relation to the advantage sought to be achieved, or conversely, to the threat which a particular bid allegedly poses to stockholder interests.

MacMillan, 559 A.2d at 1288. See also Alidina, 2002 WL 31584292, at *6 (Chancellor refusing to dismiss shareholder fiduciary-breach complaint holding that the Board may have breached their fiduciary duty by allowing the CEO to dictate the terms of the transaction, which amounted to "acquiescence to [the] process, passive or otherwise, [that] was beyond the bounds of reasonableness.").

     Here, the Rouse Board determined to pursue a sale or break-up of the Company in or about June 2004. The Board, however, breached its obligations under Maryland law actively to seek and secure the best price reasonably available for the stockholders on the sale of Rouse or its assets as follows:

          o Ceding all control over the negotiations between Rouse and other potential bidders to CEO Deering, who clearly favored GGP over other interested parties such as Company A and Company B;

          o Refusing to extend the deadline for submission for final bids by a mere one day to enable Company B to make a firm offer, which would have potentially been superior to GGP's accepted offer;

          o Refusing to invite Company A to the table when the Board determined to consider a sale of Rouse;

          o Refusing to provide Company A with a sufficient amount of time to conduct due diligence to enable
               Company A to make an offer for Rouse;

          o Refusing to extend the deadline for submission of final bids for a couple of days or weeks to enable Company A to make a firm offer, which would have potentially been superior to GGP's accepted offer; and

          o    Informing  GGP that,  as long as its final bid was
               "aggressive and attractive," the Rouse Board would
               quickly   accept  it  (regardless  of  other  bids
               received).

     Each of the aforementioned actions on the part of the Rouse Board negate any "business judgment rule" argument on the part of the Board in that such conduct inhibits, rather than fosters, the maximization of shareholder value. Accordingly, Plaintiff is likely to succeed on the merits of his claims.

     C. PLAINTIFF FACES IMMINENT THREAT OF IRREPARABLE HARM

     Plaintiff and the other public shareholders of Rouse will suffer serious and irreparable harm if the Merger is consummated. The shareholders will be effectively losing their current equity holdings in Rouse, and will, more importantly, be prevented from ever casting fully informed votes at the shareholder meeting as a result of the Board's breach of the duty of candor to the shareholders in the Definitive Proxy. Indeed, the power to make an informed vote the most powerful right that a shareholder possesses.

     Plaintiff has clearly demonstrated that there are material defects in the Definitive Proxy, outlined above. Where there are material deficiencies in disclosure documents seeking shareholder approval, numerous courts have held that injunctive relief is appropriate. See, e.g., Gilmartin v. Adobe Resources Corp., No. 12467, 1992 Del. Ch. LEXIS 80, at *43 (Del. Ch. Apr. 6, 1992) ("the right to cast an informed vote is specific, and its proper vindication in this case requires a specific remedy such as an injunction, rather than a substitutionary remedy such as damages"); Eisenberg v. Chicago Milwaukee Corp., 537 A.2d 1051(Del. Ch. 1987) (shareholder's right to make an informed, uncoerced decision requires specific, not substitutional remedy for which damages would be neither meaningful nor adequate). The material omissions resulting from defendants' breaches of the duty of candor and adequate disclosure have Rouse shareholders left in the dark regarding the Merger as defendants have withheld material information necessary for a Rouse shareholder to decide how to vote with respect to the Merger. Injunctive relief, accordingly, must follow.

     Likewise, Plaintiff will suffer irreparable injury if the Individual Defendants' failure to maximize shareholder value by spurning other interested parties goes unchallenged. As discussed throughout this motion, the magnitude of the Board's refusal to permit Company A and Company B to compete for Rouse on a "level playing field" effectively precludes the shareholders from ensuring that they are receiving the greatest value possible for their shares. Thus, Plaintiff and the other Rouse shareholders will forever be deprived of the right to decide for themselves whether they wish to receive the benefits of any superior offer and will therefore lose the opportunity to obtain the maximum value of their equity ownership in Rouse. See Revlon, 506 A.2d 173, 184-85 (Court found irreparable injury where unlevel playing field disadvantaged third-party bidders). Because the effect of the actions of the Board and Rouse management is to substantially dissuade known potential acquirors, Rouse shareholders will never know how much Company A or Company B would have been willing to pay for the Company. Without all potential bidders being placed on a level playing field, the full extent of damages can not be calculated.

     Further, if the shareholder meeting is not enjoined, and the Merger approved, Plaintiff and the other public shareholders will forever lose their ability to participate in the growth of Rouse as a private company. There will be little opportunity for the Court to put Plaintiff and the other public shareholders of Rouse back into the position they were before the Merger because Rouse will be owned by GGP. Once a complex corporate transaction involving a public company is consummated, Courts strongly disfavor recission because of the obvious and substantial difficulties in "unscrambling the egg." See, e.g., In re Lukens Inc. S"holders Litig., 757 A.2d 720 (Del. Ch. 1999) (citations omitted). Thus, consideration of this factor also favors granting the injunction.

     Simply put, the TRO or preliminary injunction Plaintiff seeks would maintain the status quo, would ensure that defendants comply with their fiduciary obligations to the Rouse shareholders, and would enjoin defendants from favoring GGP to the detriment of Rouse's shareholders. The benefits of granting preliminary injunctive relief outweigh any possible injury to defendants, especially since the defendants only announced the Merger in late August 2004, and there are no concerns that either Rouse or GGP will be financially harmed by a postponement of the shareholder meeting.

     D. PLAINTIFF HAS NO ADEQUATE LEGAL REMEDY

     Courts throughout the nation have long recognized that preliminary injunctions are appropriately granted to prevent corporate officers from breaching fiduciary duties to shareholders and from taking actions that infringe upon the rights of shareholders. See, e.g., In re Epic Holdings, Inc., 985 S.W. 2d 41, 46 (Tex. 1998) (discussing the issuance of a temporary restraining order prohibiting consummation of a merger); QVC, 637 A.2d 34, 36, 50-51 & n.22 (upholding grant of preliminary injunction to prevent consummation of proposed acquisition); Revlon, 506 A.2d at 184-85 (affirming grant of preliminary injunction where directors took unconscionable defensive measures in connection with takeover threat); Hanson Trust PLC v. ML SCM Acquisition, Inc., 781 F.2d 264, 274-75 (2d Cir.
1986) (reversing denial of preliminary injunction where directors did not use reasonable business judgment in connection with lock-up arrangements); Heckmann v. Ahmanson, 168 Cal. App. 3d 119 (Cal. Ct. App, 1985) (in derivative action, affirming grant of preliminary injunction where plaintiff demonstrated directors breached their fiduciary duties to company and shareholders in connection with planned sale of company); Schwadel v. Uchitel, 455 So. 2d 401 (Fla. Ct. App. 1984) (affirming grant of preliminary injunction to prohibit sale of corporate assets by directors); Remillard Brick Co. v. Dandini, 117 P.2d 432 (Cal. Ct. App. 1941) (affirming grant of preliminary injunction).

     In Schwadel, for example, shareholders sought an injunction preventing the CEO of a public company from selling the company's corporate assets for less than fair market value in a transaction that had not been negotiated at arm's length. The trial court granted a preliminary injunction, but thereafter, on a hearing for the issuance of a permanent injunction, dissolved the preliminary injunction. The court of appeals reversed, holding that the preliminary injunction should not have been dissolved. The Court noted that "injunctive relief is appropriate because ... legal remedies are inadequate to prevent the irreparable harm that would result from [the CEO's] unilateral decision to change the fundamental nature of the corporate enterprise." 455 So. 2d at 403 (internal citations omitted).

     Significantly, the Schwadel court recognized that the shareholders seeking the injunction had no "adequate remedy at law," because "an award of damages would not compensate the shareholder for the destruction of the corporation caused by the transfer of the last major corporate asset." Here, the same rationale applies with even greater force. The transaction would, without question, permanently alter the fundamental nature of the corporate enterprise and cause the current shareholders of one corporation to no longer be shareholders at all.

     Although Plaintiff intends to seek monetary relief and/or rescissory damages in the event the unfair transaction is allowed to proceed, such damages will be less than adequate and can never completely compensate them for: (a) losing their equity positions in Rouse; and (2) having been misled by the Individual Defendants in the Definitive Proxy.(7) Indeed, to force shareholders to relinquish their equity holdings in Rouse, and permit the proposed transaction to close without requiring the Company to disclose material facts to the shareholders would "deny to those tendering shareholders the right to be treated fairly." See Roizen v. Multivest, Inc., 7 Del. J. Corp. L.214 (Del. Ch. 1981) (granting preliminary injunction seeking to enjoin the consummation of the merger). Because the value of stock ownership of a public corporation and the right to be provided with material information concerning a merger include more than mere money and are not truly quantifiable, only an injunction can prevent the continued breaches of the fiduciary duties of due care, good faith, loyalty, and candor that will occur if the Merger is permitted to go forward.

     E. THE BALANCE OF CONVENIENCE AND EQUITIES WEIGHS HEAVILY IN FAVOR OF PLAINTIFF

     Defendants are attempting, for no sound reason, to rush consummation of this transaction without providing Plaintiff and the shareholders of Rouse all material information concerning the Merger, and without affording Plaintiff and the other shareholders true representation in connection

------------------
7 Although preliminary injunctions are extraordinary remedies, courts have taken the view that they should be generous in granting preliminary temporary relief prior to consummation of the transaction, because "the opportunity for doing equity ... is considerably better than it will be later on." Electronic v. International, 409 F.2d 937 (2d Cir.1969); Humana
v. American Medicorp., 445 F. Supp. 613 (S.D.N.Y. 1977).

with the terms and conditions of the transaction and without determining whether other, better offers may provide superior consideration to shareholders. See Roizen, supra (granting preliminary injunction and recognizing plaintiff's argument that "there has been no showing by the defendants of any need for rushing the merger through on such an expedited basis.").

     Simply put, there will be no prejudice to defendants by a short postponement of the consummation of the transaction while the shareholders are afforded an opportunity to convince the Company, or, ultimately, to persuade the Court, that the deal unlawfully favors GGP, and is substantially and procedurally unfair to the Rouse public shareholders. Indeed, only THREE MONTHS have gone by since the Merger itself was announced -- a tremendously rapid pace for a merger of a large, multi-billion dollar public company. Accordingly, no bond should be required.(8) Simply put, it would be unfair to require Plaintiff, an individual shareholder of Rouse, to post a bond in an effort to prevent Rouse's directors, who owe Plaintiff and other Rouse shareholders the highest fiduciary duties known under the law, from violating such fiduciary duties.(9)

     F. THE PUBLIC INTEREST WILL BE SERVED BY GRANTING INJUNCTIVE RELIEF

     There can be no question that public policy considerations weigh in favor of granting the relief sought by Plaintiff. Plaintiff is a public shareholder of Rouse, seeking relief for himself and all other public shareholders of the Company. By this motion, Plaintiff seeks to have the Court maintain the "pre-transaction" status quo by enjoining defendants - who owe fiduciary duties to the

----------------------

8    The  bond  requirement  with  the  issuance  of a TRO  or  preliminary injunction is left to the discretion of the Court. Md. Rule 15-503.

9 In the event the Court is inclined to require the posting of a bond, under the circumstances, Plaintiff respectfully requests that the bond be nominal. See, e.g., Roizen, supra (granting preliminary injunction sought by shareholder and requiring a $10,000.00 bond); ODS Technologies, L.P. v, Marshall, No. 20527, 2003 Del. Ch LEXIS 100 (Del. Ch. Sept. 25, 2003)
(ordering plaintiff post a secured bond in the amount of $5,000 after granting a shareholder's motion to enjoin a shareholder vote due to a materially misleading proxy statement).

shareholders -- from  facilitating  a  merger  of  the  Company  through  a transaction that is unfair both procedurally and substantively. As described herein, defendants have designed the transaction to deter fair and open bidding (by impermissibly favoring GGP), and have failed to disclosure material information to the Company's shareholders. A preliminary injunction will help assure that Rouse's shareholders receive maximum value for their Rouse common stock and that the integrity of the process is not compromised.

IV. CONCLUSION

     WHEREFORE, as a result of the blatant unfairness and procedural infirmities which pollute the proposed transaction, the lack of substantive, pecuniary fairness to Rouse shareholders, and the other arguments advanced herein, Plaintiff respectfully requests the Court enter an Order:

     (A) Maintaining the status quo by preliminarily enjoining Rouse and the Individual Defendants, their agents, employees, and anyone acting on their behalf from facilitating, effectuating, enforcing, or taking steps to facilitate, effectuate, enforce or consummate the Merger, including the shareholder vote of Rouse scheduled for November 9, 2004, until such time as curative disclosures are made;

     (B) Declaring that the conduct of the Rouse Board in connection with the bidding process was unfair and in violation of the Board's fiduciary duties to the shareholders to maximize shareholder value;

     (C)  Awarding  Plaintiff  its  costs  and   disbursements,   including
attorneys'  fees and  expenses,  incurred in this action;  and

     (D) Granting Plaintiff such other and further relief as the Court deems just and proper.

                                        RUBIN & RUBIN, CHTD.

                                        /s/ Siobhan R. Keenan
                                        ----------------------------------
                                        Patrick Smith
                                        Siobhan Keenan
                                        502 Washington Avenue, Suite 200
                                        Towson, MD 21204
                                        (443) 279-9700
                                        Plaintiff's Counsel

Of Counsel:

WECHSLER HARWOOD LLP
488 Madison Avenue
New York, New York 10022
(212) 935-7400

ENTWISTLE & CAPPUCCI LLP
299 Park Avenue
New York, New York 10171
(212) 894-7232

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
197 S. Federal Highway, Suite 200
Boca Raton, FL 33232
(561) 750-3000

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
401 B Street, Suite 1700
San Diego, CA 92101
(619) 231-1058

                             NOTICE OF SERVICE
                             -----------------

     I HEREBY CERTIFY that on this 18th day of October, 2004, a copy of the foregoing Motion For Temporary Restraining Order Or Preliminary Injunction And Memorandum Of Law In Support Thereof was served upon all defendants, except General Growth Properties, Inc., by faxing a copy and by mailing a copy via U.S. Mail, postage pre-paid to Attorney David Clark, Jr., Piper Rudnick, counsel for the Defendants.

                                                /s/ Siobhan R. Keenan
                                                ---------------------------
                                                Siobhan R. Keenan